Exhibit 4.2

                              AMENDMENT 1997-1

                            BECKMAN INSTRUMENTS, INC.
                           SAVINGS AND INVESTMENT PLAN


     WHEREAS, Beckman Instruments, Inc. (the "Company") maintains the

Beckman Instruments, Inc. Savings and Investment Plan (the "Plan"); and



     WHEREAS, the Company recently acquired the ACCESS product

line of Sanofi Diagnostics Pasteur, Inc. ("Sanofi"), and now wishes to amend the Plan to clarify certain provisions with

respect to former Sanofi employees who are now or may become employed by the Company; and



     WHEREAS, the Company has the right to amend the Plan; and



     NOW, THEREFORE, the Plan is hereby amended by adding the

following Appendix E thereto:



                                  "APPENDIX E

              SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE

                        SANOFI SAVINGS AND INVESTMENT PLAN



     1.   Covered Employees Subject to this Appendix.  Each

Covered Employee who was an employee of Sanofi Diagnostics

Pasteur, Inc. ("Sanofi") immediately prior to the Company's

acquisition of the ACCESS product line from Sanofi (the

"Acquisition") is subject to the provisions of this Appendix E (a

"Former Sanofi Employee").



     2.   Plan Loans.    Pursuant to the terms of the

Acquisition, certain Former Sanofi Employees may rollover their account balances under the Sanofi, Inc. Savings and Investment

Plan (the "Sanofi Plan") to the Plan, subject to Section 3.6 of the Plan.  Upon such a rollover, if the Former Sanofi Employee has a loan or loans outstanding under the Sanofi Plan, such

loan(s) shall become a Plan loan(s), subject to the provisions of

Section 9.12 of the Plan (each a "Former Sanofi Loan").

Notwithstanding any other provision of the Plan to the contrary,

a Former Sanofi Employee may, at any one time, have more than one

Former Sanofi Loan outstanding under the Plan.  However, no

Participant may receive a loan under Section 9.12 of the Plan until all outstanding Former Sanofi Loans have been paid in full.

Former Sanofi Loans may be prepaid only if all Former Sanofi

Loans will be paid in full upon receipt of such payment (partial prepayments are not permitted and full prepayment of one Former

Sanofi Loan is not permitted if any other Former Sanofi Loan remains outstanding)."



     IN WITNESS WHEREOF, this Amendment 1997-1 is hereby adopted this 9 day of June, 1997.

                                   BECKMAN INSTRUMENTS, INC.


                                   By  /s/FIDENCIO M. MARES
                                       Fidencio M. Mares
                                   Its Vice President - Human Resources